      As filed with the Securities and Exchange Commission on May 19, 2000.
                                                     Registration No. 333-______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  PROVANT, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

                                    DELAWARE
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   04-3395167
                      -----------------------------------
                      (I.R.S. employer identification no.)

               67 BATTERYMARCH STREET, SUITE 400, BOSTON, MA 02110
              ----------------------------------------------------
                    (Address of principal executive offices)

                                  -------------

                           1998 EQUITY INCENTIVE PLAN

                      1998 NON-QUALIFIED STOCK OPTION PLAN

                              (Full title of plan)

                                  -------------

        CURTIS M. UEHLEIN                        Copies of communications to:
          PROVANT, INC.                              JAMES E. DAWSON, ESQ.
67 BATTERYMARCH STREET, SUITE 400                NUTTER, MCCLENNEN & FISH, LLP
         BOSTON, MA 02110                           ONE INTERNATIONAL PLACE
          (617) 261-1600                       BOSTON, MASSACHUSETTS 02110-2699
   (Name, address and telephone                         (617) 439-2000
   number of agent for service)

                                  -------------
                         CALCULATION OF REGISTRATION FEE

                                                                        Proposed
                                                                         maximum
Title of each class of securities to be                               offering price         Proposed maximum        Amount of
            registered                      Amount being registered     per share      aggregate offering price   registration fee
---------------------------------------     -----------------------   --------------   ------------------------   ----------------
Common Stock,                               1,250,000 Shares(1)             $6.55(2)        $8,190,065.35(2)        $2,162.18(2)
$.01 par value per share                    1,000,000 Shares(1)              5.85(3)         5,852,167.98(3)         1,544.97(3)
                                                                                                                     --------
                                                                                                                    $3,707.15

(1) This Registration Statement covers 1,250,000 shares of Common Stock underlying awards that may be granted pursuant to the 1998 Equity Incentive Plan, as amended to date, and 1,000,000 shares of Common Stock underlying awards that may be granted pursuant to the 1998 Non-Qualified Plan, as amended to date. In addition, pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plans as a result of stock dividends, stock splits or other recapitalizations.

(2) Calculated based on the weighted average of (i) 50,000 shares of Common Stock issuable at a price of $8.00 per share, (ii) 10,000 shares of Common Stock issuable at a price of $6.906 per share, (iii) 10,000 shares of Common Stock issuable at a price of $6.188 per share, (iv) 132,679 shares of Common Stock issuable at a price of $18.875 per share and (v) 1,047,321 shares of Common Stock assumed to be issuable (pursuant to Rule 457(c) and (h) under the Securities Act) at a price of $4.9219 per share, which is the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on May 12, 2000.

(3) Calculated based on the weighted average of (i) 299,000 shares of Common Stock issuable at a price of $6.875 per share, (ii) 10,000 shares of Common Stock issuable at a price of $6.906 per share, (iii) 25,500 shares of Common Stock issuable at a price of $6.118 per share,
         (iv) 500 shares of Common Stock issuable at a price of $13.00 per share, (v) 3,750 shares of Common Stock issuable at a price of $23.656 per share, (vi) 10,904 shares of Common Stock issuable at a price of $25.250 per share and (vii) 650,346 shares of Common Stock assumed to be issuable (pursuant to Rule 457(c) and (h) under the Securities Act) at a price of $4.9219 per share, which is the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on May 12, 2000.

--------------------------------------------------------------------------------

       In accordance with General Instruction E to Form S-8, the contents of the registrant's Registration Statement on Form S-8 (File No.
                  333-53473) relating to the registrant's 1998
           Equity Incentive Plan and the contents of the registrant's
           Registration Statement on Form S-8 (File Nos. 333-62109 and
        333-86379) relating to the registrant's 1998 Non-Qualified Stock
                 Option Plan (together, the "Prior Registration
                    Statements on Form S-8") are incorporated
                        by reference in this Registration
                                   Statement.



         In accordance with General Instruction E to Form S-8, the following information is not contained in the Prior Registration Statements on Form S-8:

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.

         See the exhibit index immediately preceding the exhibits attached hereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on the 19th day of May 2000.

                                      PROVANT, INC.


                                      By: /s/ Curtis M. Uehlein
                                         ---------------------------------------
                                           Curtis M. Uehlein
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Dominic J. Puopolo, Rajiv Bhatt and James E. Dawson, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

                      SIGNATURES                                             TITLE                          DATE
                      ----------                                             -----                          ----
 /s/ Curtis M. Uehlin                                                     PRESIDENT,                     MAY 19, 2000
-----------------------------------------------------------   CHIEF EXECUTIVE OFFICER AND DIRECTOR
CURTIS M. UEHLEIN


 /s/ Paul M. Verrochi                                                       DIRECTOR                     MAY 19, 2000
-----------------------------------------------------------
PAUL M. VERROCHI


 /s/ John H. Zenger                                                VICE CHAIRMAN AND DIRECTOR            MAY 19, 2000
-----------------------------------------------------------
JOHN H. ZENGER


 /s/ Dominic J. Puopolo                                            VICE CHAIRMAN AND DIRECTOR            MAY 19, 2000
-----------------------------------------------------------
DOMINIC J. PUOPOLO

                      SIGNATURES                                             TITLE                          DATE
                      ----------                                             -----                          ----
 /s/ Rajiv Bhatt                                              EXECUTIVE VICE PRESIDENT, TREASURER,       MAY 19, 2000
-----------------------------------------------------------       CHIEF FINANCIAL OFFICER AND
RAJIV BHATT                                                         CHIEF ACCOUNTING OFFICER


 /s/ Herbert A. Cohen                                                       DIRECTOR                     May 19, 2000
-----------------------------------------------------------
HERBERT A. COHEN


 /s/ Michael J. Davies                                                      DIRECTOR                     May 19, 2000
-----------------------------------------------------------
MICHAEL J. DAVIES


 /s/ Bert Decker                                                            DIRECTOR                     May 19, 2000
-----------------------------------------------------------
BERT DECKER


 /s/ Paul C. Green                                                          DIRECTOR                     May 19, 2000
-----------------------------------------------------------
PAUL C. GREEN, PH.D.

                                                                            DIRECTOR
-----------------------------------------------------------
DAVID B. HAMMOND


 /s/ John R. Murphy                                                         DIRECTOR                     MAY 19, 2000
------------------------------------------------------------
JOHN R. MURPHY


 /s/ Esther T. Smith                                                        DIRECTOR                     MAY 19, 2000
-------------------------------------------------------------
ESTHER T. SMITH


 /s/ A. Carl von Sternberg                                                  DIRECTOR                     MAY 19, 2000
-----------------------------------------------------------
A. CARL VON STERNBERG


 /s/ Marc S. Wallace                                                        DIRECTOR                     MAY 19, 2000
------------------------------------------------------------
MARC S. WALLACE

                                  EXHIBIT INDEX

Exhibit No.                Title
-----------                -----
    4.1                    1998 Equity Incentive Plan, as amended to date

    4.2                    1998 Non-Qualified Stock Option Plan, as amended to date

    5                      Opinion of Nutter, McClennen & Fish, LLP

   23.1                    Consent of Nutter, McClennen & Fish, LLP
                           (contained in Exhibit 5)

   23.2                    Consent of KPMG LLP

   23.3                    Consent of Friedman & Fuller, P.C.

   24                      Power of Attorney
                           (contained in the signature page to this Registration Statement)